UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2007
Date of Report (Date of earliest event reported)

AAR CORP.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(I.R.S. Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this report on Form 8-K is hereby incorporated in Item 1.01 by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

On July 10, 2007, the Board of Directors of AAR CORP. (the “Company”) declared a dividend distribution of one Right for each outstanding share of Common Stock, $1.00 par value (the “Common Stock”), of the Company to the stockholders of record on August 6, 2007 (the “Record Date”).  Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $140 per share (the “Purchase Price”), subject to adjustment.  The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”).  The Rights replace the common stock purchase rights which were distributed to the Company’s stockholders in 1997.

Until the earlier to occur of (i) the tenth business day after a public announcement that a person or group of affiliated or associated persons acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Company (such person or group being called an “Acquiring Person” and such date of first public announcement being called the “Stock Acquisition Date”), or (ii) the tenth business day after the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or group of affiliated or associated persons becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Company’s Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.  The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company’s Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company’s Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company’s Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Company’s Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on August 6, 2017, unless earlier redeemed by the Company as described below.

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of Common Stock of certain rights, options or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding (a) a regular periodic cash dividend or (b) a dividend payable in Common Stock) or of subscription rights, options or warrants (other than those referred to above).

In the event that a person becomes the beneficial owner of 15% or more of the outstanding shares of Common Stock (i.e., becomes an Acquiring Person), each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will be void),  will have the right to receive upon exercise thereof, that number of shares of Common Stock  having a market value of two times the exercise price of the Right (such right being called the “Flip-In” right).

In the event that, on or after the Stock Acquisition Date, the Company were acquired in a merger or other business combination, or 50% or more of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.  In the event that the Company were the surviving corporation in a merger involving the Acquiring Person and the Common Stock were not changed or exchanged, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will be void), will thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the exercise price of the Right (such right being called the “Flip-Over” right).  The holder of a right will no longer have a Flip-Over right if, and to the extent that, he has exercised his Flip-In right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares will be issued and, in lieu thereof, a cash payment will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time prior to the tenth day after the time that there is an Acquiring Person, the Company may, at its option, redeem the Rights in whole but not in part, at a price of $0.01 per Right (the “Redemption Price”).  Immediately upon the authorization of the redemption of the Rights by the Board of Directors of the Company, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Board of Directors of the Company may amend the Rights Agreement from time to time, provided that any such changes do not adversely affect the interest of the holders of the Rights, and provided further that the Rights Agreement may not be supplemented or amended in any way after an Acquiring Person has become such.

A copy of the Rights Agreement is available to all Right holders free of charge from the Company.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as Exhibit 4.1 and hereby incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company elected Timothy J. Romenesko to the Board of Directors of the Company effective July 10, 2007.  Mr. Romenesko is currently the President and Chief Operating Officer of the Company, and has been named to the Executive Committee of the Board of Directors of the Company.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company amended its Bylaws effective July 10, 2007.  The amendment states that the interest of each stockholder of the corporation shall be evidenced either by certificate or in book entry form (electronic) for shares of stock in the Company.  Previously, the Company’s Bylaws provided that such interests would be evidenced by certificates.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

3.1           Amendment to Bylaws dated July 10, 2007.

4.1           Rights Agreement, dated as of July 11, 2007, by and between AAR CORP. and Computershare Trust Company, N.A., as Rights Agent.

99.1         Press release issued by AAR CORP. on July 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:    July 12, 2007.

AAR CORP.

By:	/s/ Howard A. Pulsifer
Howard A. Pulsifer
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws dated July 10, 2007 (filed herewith).

4.1	Rights Agreement, dated as of July 11, 2007, by and between AAR CORP. and Computershare Trust Company, N.A., as Rights Agent (filed herewith).

99.1	Press release issued by AAR CORP. on July 12, 2007 (filed herewith).